UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers.

On December 7, 2011, Aegerion Pharmaceuticals, Inc. (the “Company”) announced the appointment of Mark Rothera, age 49, as Global President. Mr. Rothera is expected to begin his employment in April of 2012. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Under the terms of his employment agreement (the “Agreement”), Mr. Rothera will initially earn a base annual salary of $400,000. He will also be eligible for an annual target bonus of up to 40% of his annual salary, as determined by the Board of Directors and Mr. Rothera’s manager in their sole discretion. Additionally, the Company will reimburse Mr. Rothera for up to $100,000 in relocation expenses relating to his transition from the United Kingdom to Massachusetts.

Subject to the approval of the Board of Directors, Mr. Rothera will be offered the option to purchase 220,000 shares of Company common stock as soon as practicable from the effective date of his hiring. This option award will have an exercise price equal to the fair market value of the common stock as determined by the Board of Directors or its Compensation Committee, and the award will be subject to vesting as outlined in the 2010 Stock Option and Incentive Plan and agreements thereunder (the “Equity Documents”): all 220,000 shares will vest in equal monthly installments over four years starting upon the date of the option grant. Subject to approval by the Board of Directors, Mr. Rothera will also be eligible for two additional option grants of 15,000 shares each if the Company reaches certain profit-and-loss goals in 2012 and 2013, as determined by the Board of Directors. Assuming the option awards are granted and accepted, the vesting of any unvested options shall fully accelerate if Mr. Rothera is terminated without cause (as defined in the Agreement) within 18 months of a sale event (as defined in the Equity Documents).

Mr. Rothera is currently completing his employment as Vice President & General Manager, Europe, Middle East & Africa at Shire HGT in Nyon, Switzerland, a position he has held since January 2006. Prior to that, Mr. Rothera held key commercial positions with biotechnology companies including ADL Healthcare Ltd., Chiron Biopharmaceuticals Europe Ltd, PathoGenesis Europe and Amylin Pharmaceuticals Europe.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release issued by the Registrant on December 7, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Marc D. Beer
Chief Executive Officer